SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act or 1934
                              (Amendment No.  )


Filed by Registrant [X]
Filed by a Party other than the registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                             CB BANCSHARES, INC.


                (Name of Registrant as Specified In Its Charter)
- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     ........................................................................
     2)     Aggregate number of securities to which transaction applies:
     ........................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ........................................................................
     4)     Proposed maximum aggregate value of transaction:
     ........................................................................
     5)     Total fee paid:
     ........................................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
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     4)     Date Filed:
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
                              CB BANCSHARES, INC.
                 1996 ANNUAL MEETING PROXY SOLICITATION SCRIPT

          The following are written instructions furnished to persons making telephone solicitations on behalf of CB Bancshares, Inc. This script is filed with the SEC pursuant to SEC Rule 14a-6(c).

As with all calling scripts - this is meant as a guideline to help achieve our objective which is to obtain the shareholder's vote. While factual statements regarding the transaction are not to be strayed from - this does not mean that you read this script word for word in a monotone voice. Remember - your objective is to obtain the shareholder's vote.

Speak politely, distinctly and above all naturally. Be persistent - but ALWAYS polite.

Remember - you create an impression within the first few seconds - so sound alive, interesting and make sure you have the shareholder's name right and can pronounce it properly. Few things are more annoying than someone calling you at home and mangling your name.

CALLING SCRIPT:

Ask to confirm that you are speaking with the shareholder.

          If questioned as to what this is about - Calling in reference to stock they already own in CB Bancshares, Inc. (if you feel that you are actually speaking with the shareholder who is simply suspicious, you may try to disarm them with something like - I'm not trying to sell you anything, simply calling about the stock you own in CB Bancshares.)

May I speak to (shareholder).

My name is ---------------- and I am from [CB Bancshares/City Bank/ISL].

You should have received in the mail proxy material relating to the annual meeting of CB Bancshares which will be held on May 23rd.

               If answer is "Yes"

Included with this material is a blue proxy card which gives you the opportunity to vote your shares. It is very important to have your shares represented at the annual meeting of your company. Have you sent in your blue proxy card?

               If answer is "Yes"

Wonderful. (Confirm blue proxy card was mailed in and thank them for their time.)

               If answer is "No" or "I haven't received the proxy materials," or "I can't find them.":

OK, let me confirm your address (state the address; if incorrect let them know you will send another set of materials today, if correct continue). (If they are a Nobo holder and hold their shares through a broker, tell the holder to contact their broker immediately.) Well, you will get in the mail within the next day or so this proxy material. It is important that your shares are represented at the meeting. Your shares will be represented at the meeting if you vote the blue proxy card and mail it in the postage paid return envelope. If we don't receive your blue proxy by --------------- (plug in a date 6 calendar days ahead), we'll give you a call back to ensure your receipt of the material and to cover any questions you may have.

               If answer is "I haven't voted yet."

Your vote is important. We'd really appreciate it if you could take a few moments, look over the material and send back your blue proxy card. There's a postage paid return envelope in the package. If we don't see it by ---------- (plug a date 6 calendar days ahead), we'll give you a call back to cover any questions you may have.

               If answer is "I've already voted."

Great - you voted the blue proxy card (confirm).

Wonderful - well we haven't gotten it back yet - if we don't see it by (plug in a date 4 calendar day ahead) we'll give you a call back.

               If answer is "I will not vote."

If you don't mind, I will refer you to a senior officer so they can call you back and talk to you about the importance of your vote.

Voting is your choice - however, if you care about your investment, the company strongly feels that it is in your best interest to vote. Please take a moment to fill out the blue proxy card and return it using the postage paid envelope.

               If the answer is "My broker will take care of it (Nobo holder)."

The only way to guarantee that your shares are represented at the meeting is if you vote your proxy card. It is your investment and your vote, and not your brokers.

               If someone answers, but the shareholder is not available, or if there is an answering machine.

Leave message for the shareholder to call the company at 546-     between the
hours of 9 a.m. and 4 p.m. and someone will contact them again.

               If the shareholder response is: "I have more shares than are shown on the blue proxy card."

Your shares may be held in different certificates and you should have received more than one proxy card. If you don't receive additional proxy materials and
cards, please call 546-      .

               If the shareholder response is: "I plan to attend the meeting."

That's great. If, however, for some unforeseen reason you are unable to do so, you should send in your proxy card now. You can send in your proxy now and if you attend the meeting you can vote in person. But if you cannot attend, I am sure that you want your investment to be represented.

               If the shareholder asks about the proxy materials and/or letter received from M.A. Schapiro.

M.A. Schapiro has put forward its own slate of nominees, including two men from New York area. Your Board of Directors does not support their nominees, and recommends you support the four imcumbent nominees by sending in the Blue Proxy Card, and discarding M.A. Scharpiro's white proxy card. (If the shareholder wants to talk further about the M.A. Schapiro nominees or materials, take down their name and phone number for a follow-up response by a senior officer.)

This is a preliminary script for the first wave of phone calls. The key to the initial round is to be professionally brief. Your goal is to confirm the receipt of the material and to obtain the blue proxy card.



ALWAYS WRAP A CALL BY THANKING THE SHAREHOLDER FOR THEIR TIME OR VOTE.